UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) January 16, 2001

                          Sentry Technology Corporation
             (Exact name of registrant as specified in its chapter)

          Delaware                  1-12727                    96-11-3349733
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)              Identification No.)

   350 Wireless Boulevard, Hauppauge, New York                     11788
     (Address of principal executive offices)                    (Zip Code)

         Registrant's telephone number, including area code 631-232-2100

                                      None
          (Former name or former address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

      On January 8, 2001, Dutch A&A Holding B.V. ("Dutch A&A") entered into a Purchase Agreement (the "Purchase Agreement") with Registrant pursuant to which Dutch A&A acquired new shares of common stock of Registrant for $3.0 million, with $500,000.00 paid at closing and the balance to be paid in installments through July 31, 2001. The source of the consideration paid by Dutch A&A is working capital. Dutch A&A now owns 37.5 % of the outstanding common stock of Registrant (the "Initial Purchase"). At any time prior to the first anniversary of the Initial Purchase, Dutch A&A may increase the total number of shares of common stock it acquires under the Purchase Agreement to 51% of the shares of common stock to be then outstanding. If the average market value of Registrant's common stock, measured over any ten-day trading period during the year, is at least $15.0 million, the purchase price for the additional shares shall be determined by multiplying the actual number of shares to be purchased by $.001; otherwise, the purchase price will be $1.5 million. At any time prior to the second anniversary of the Initial Purchase, Dutch A&A may increase the number of the total number of shares of common stock it acquires under the Purchase Agreement to 60% of the shares of common stock to be then outstanding. The purchase price for the additional shares shall be determined as follows: If the average market value of the common stock, measured over a ten-day period during the two years preceding the second anniversary, is at least $25.0 million, the purchase price shall be determined by multiplying the actual number of shares to be purchased by $.001. If Dutch A&A previously exercised its right to acquire shares increasing its investment to 51% of Registrant's common stock, but the average market value test was not met at the time of the second purchase, then the purchase price shall be $3.5 million; otherwise the purchase price shall be $5.0 million. As a condition to the Purchase Agreement, the shareholders of Registrant elected three nominees of Dutch A&A to the Board of Directors. If Dutch A&A has not acquired 51% of Registrant's common stock by the second anniversary of the Purchase Agreement, one of the three nominees of Dutch A&A will resign and be replaced by a nominee of the continuing directors, approved by Dutch A&A.


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Item 7. Financial Statements and Exhibits

EXHIBITS                DESCRIPTION
--------                -----------

2 Securities Purchase Agreement, dated August 8, 2000, between Sentry Technology Corporation and Dutch A&A, incorporated by reference to Exhibit 10.1 of Company's Current Report on Form 8-K, dated August 10, 2000.

99                      Press Release dated January 9, 2001.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Sentry Technology Corporation

                                             /s/ Peter J. Mundy
Date: January 19, 2001                       -----------------------------------
                                                 Peter J. Mundy, VP and CFO


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                                 EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
-----------             -----------
99                      Press Release dated January 9, 2001.